UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 1, 2012

EQUIFAX INC.

 (Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 1, 2012, a subsidiary of Equifax Inc. (the “Company”), Equifax Information Services LLC, entered into a definitive asset purchase agreement (the “Purchase Agreement”) with CSC Credit Services, Inc. (“CSC Credit Services”), a subsidiary of Computer Sciences Corporation (“CSC”), to acquire certain credit services business assets and operations of CSC Credit Services for $1 billion in cash, subject to certain working capital adjustments (the “Transaction”). Completion of the Transaction is subject to the expiration or termination of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. The closing of the Transaction is not subject to a financing condition. The Transaction is expected to be completed by year-end.

The Company expects to fund the purchase price of the Transaction using debt and available cash. Existing available credit facilities include a $500 million senior revolving credit facility and a new $350 million 364-day revolving credit facility which is further described under Item 2.03 of this Current Report on Form 8-K. As of December 3, 2012, $498.6 million was available for borrowing under the $500 million senior credit facility and $350 million was available for borrowing under the 364-day credit facility.

If the Transaction is completed, our existing agreement with CSC and certain of its affiliates (the “Existing Agreement”), under which CSC-owned credit reporting agencies utilize the Company’s computerized credit database services, will be terminated. CSC currently retains ownership of its credit files and the revenues generated by its credit reporting activities. The Company receives a processing fee for maintaining the database and for each report supplied. The Existing Agreement is scheduled to expire on July 31, 2018 and is renewable at the option of CSC for successive ten-year periods. The Existing Agreement provides the Company with an option to purchase CSC’s credit reporting business if there is a change in control of CSC while the Existing Agreement is in effect. Under the Existing Agreement, CSC also has an option (the “Put Option”) to sell its credit reporting business to the Company. The Put Option, scheduled to expire on August 1, 2013, has an exercise price to be determined by a third-party appraisal process and would be due in cash within 180 days after the exercise of the Put Option.

In connection with the Transaction, the Existing Agreement has been amended by an Amendment Extending Time dated December 1, 2012 among CSC, CSC Credit Services, Inc., Equifax Information Services LLC and the Company to provide that the expiration date of the Put Option will be extended to October 1, 2013 if the closing of the Transaction does not occur on or before February 1, 2013 and, as of February 1, 2013, (i) the Purchase Agreement has not therefore been terminated and (ii) the termination date of the Purchase Agreement has been extended to March 31, 2013.

The representations, warranties and covenants contained in the Purchase Agreement have been made only for the purposes of the Purchase Agreement as of specific dates and solely for the benefit of the parties to the Purchase Agreement and may have been qualified by certain confidential disclosures between the parties and are subject to a contractual standard of materiality different from those applicable to investors, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon by investors as a disclosure of factual information relating to the Company or to CSC.

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The foregoing descriptions of the Purchase Agreement, the Existing Agreement and the Amendment Extending Time are qualified in their entirety by reference to Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, Exhibits 10.18 and 10.21 to the Company’s Annual Report on Form 10-K filed March 30, 2000, Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed March 31, 1997, Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed March 31, 1995, and pages 8 through 16 and Exhibit 4.1 to Amendment No. 1 to the Company’s Form S-3 Registration Statement, No. 33-62820, filed June 17, 1993, all of which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 1, 2012, the Company entered into a new $350 million, 364-day revolving credit agreement (the “New Credit Facility”) with Bank of America, N.A., as administrative agent and a lender, and JP Morgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank N.A., as lenders, that matures on November 28, 2013.  The New Credit Facility supplements an existing $500 million senior revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. and a group of lenders that matures on February 18, 2015.

Borrowings under both the New Credit Facility and the Senior Credit Facility may be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchase programs.

The New Credit Facility provides that the aggregate commitments of the lenders thereunder will automatically and permanently be reduced on a dollar-for-dollar basis upon either (i) the issuance, borrowing or incurrence of other indebtedness by the Company or its subsidiaries, subject to certain exceptions as provided for therein, or (ii) any increase in the aggregate commitments of the lenders under the Senior Credit Facility above $500 million. Any such reduction in the aggregate commitments under the New Credit Facility will require a mandatory prepayment of outstanding loans under the New Credit Facility to the extent that the aggregate principal amount of such loans exceeds the aggregate commitments of the lenders after giving effect to any such commitment reduction. Availability of the Senior Credit Facility for borrowings is reduced by the outstanding face amount of any letters of credit issued under the facility and, pursuant to the Company’s existing Board of Directors authorization, by the outstanding principal amount of any borrowings under the Company’s commercial paper program.

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Under both the New Credit Facility and the Senior Credit Facility, the Company must comply with various financial and non-financial covenants. The financial covenants require the Company to maintain a maximum leverage ratio, defined as consolidated funded debt divided by consolidated EBITDA (as set forth in the Senior Credit Facility) for the preceding four quarters, of not more than 3.5 to 1.0. Compliance with this financial covenant is tested quarterly. The non-financial covenants include limitations on liens, cross defaults, subsidiary debt, mergers, liquidations, asset dispositions and acquisitions. Borrowings under both facilities, which have not been guaranteed by any of the Company’s subsidiaries, are unsecured and will rank on parity in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Interest will be payable on borrowings under the New Credit Facility at the base rate or London Interbank Offered Rate, or LIBOR, plus a specified margin. The Company is also required under the New Credit Facility to pay on a quarterly basis a commitment fee, which is calculated based upon the amount of daily usage of the New Credit Facility over the available aggregate lender commitments thereunder during the applicable quarterly period. Both the applicable interest rate and the commitment fee are subject to adjustment based on the Company’s debt ratings.

The foregoing description of the New Credit Facility and the Senior Credit Facility are qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K and Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed February 23, 2012, each of which is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 3, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Asset Purchase Agreement dated as of December 1, 2012, among Equifax Information Services LLC and CSC Credit Services, Inc.

2.2	Amendment Extending Time dated as of December 1, 2012 among Computer Sciences Corporation, CSC Credit Services, Inc., Equifax Information Services LLC and Equifax Inc.

10.1	364-Day Credit Facility dated as of December 1, 2012, among Equifax Inc., Bank of America, N.A., as administrative agent and a lender, JP Morgan Chase Bank, N.A., SunTrust Bank and Wells Fargo Bank N.A.

99.1	Press release of Equifax Inc. dated December 3, 2012.

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FORWARD-LOOKING STATEMENTS DISCLOSURE.

This document contains or incorporates forward-looking statements relating to, among other things, approvals, financing, completion and benefits of the Transaction. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they were made and reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. The Company’s actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, receipt of required regulatory approvals and satisfaction of conditions to closing the Transaction, other regulatory actions or changes, the realized benefits of the Transaction such as improved operations, enhanced earnings, revenues and cash flows, growth potential and financial strength, tax benefits and ability to repay outstanding indebtedness and fully integrate the acquired assets into the Company’s operations, as well as general market conditions, competition and pricing. Please refer to the Company's Annual Report on Form 10-K filed February 23, 2012 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information and additional factors that could affect the Company’s future results. The Company is under no obligation (and disclaims any obligation) to update its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/Dean C. Arvidson
Name:	Dean C. Arvidson
Title:	Senior Vice President and Corporate Secretary

Date: December 3, 2012

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